                                                                    EXHIBIT 10.2

                            COLLECTORS UNIVERSE, INC.

                         FORM OF STOCK OPTION AGREEMENT

    Type of Option (check one):     [ ] Incentive     [ ] Nonqualified

         This STOCK OPTION AGREEMENT (the "Agreement") is entered into as of _________ __, ____, by and between COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company"), and _______________________ (the "Optionee") pursuant to the Company's 1999 Stock Incentive Plan (the "Plan").

         1. Grant of Option. The Company hereby grants to Optionee an option (the "Option") which shall entitle Optionee to purchase all or any portion of a total of _________________ (____) shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company at a purchase price of _______________________ Dollars ($_______) per share (the "Exercise Price") and on the terms and subject to the conditions that are set forth in this Agreement and in the Plan. If the box marked "Incentive" above is checked, then, this Option is intended to qualify as an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code of l986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall, to that extent, constitute a nonqualified stock option.

         2. Vesting of Option. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:


                                                     This Option shall
               On or After:                        be Exercisable as to:
               ------------                        ---------------------

         (i)   _____________, 19___:                          ___________ shares

         (ii)  _____________, 19___:           an additional  ___________ shares

         (iii) _____________, 19___:           an additional  ___________ shares

         (iv)  _____________, 19___:           an additional  ___________ shares


         [Optional Provision: Notwithstanding the foregoing, if the Company achieves the goals set forth on Exhibit A hereto, the right to exercise this Option accelerate in accordance with the vesting schedule set forth in that Exhibit, which by this reference is incorporated herein and made an integral part of this Agreement.]

No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service, unless such termination of Optionee's Continuous Service is due to the Optionee's "Misconduct" as such term is defined below.

         3. Term of Option. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

               (a) the expiration of ___ (___) years from the date of this Agreement;

               (b) the expiration of three (3) months from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability, death, voluntary resignation or a termination by the Company for Misconduct (as hereinafter defined); provided, however, that, if Optionee dies during such three-month period, then, the provisions of Section 3(e) below shall apply;

               (c) the date of termination of Optionee's Continuous Service if such termination occurs due to voluntary resignation or is due to Optionee's Misconduct;

               (d) the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

               (e) the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following termination of Optionee's Continuous Service pursuant to Section 3(b) or 3(c) above, as the case may be; or

               (f) upon the consummation of a "Change in Control" (as defined in Section 2.4 of the Plan), unless otherwise provided pursuant to Section 9 below.

         As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above. Notwithstanding the foregoing if Optionee ceases to serve the Company in one capacity, such as an employee, but within fifteen (15) days thereafter becomes or is an employee or director of the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, then, the Optionee's Continuous Service shall not be deemed to have ceased for purposes of this Agreement.

         As used herein, the term "Misconduct" means any of the following: (i) the failure of the Optionee to perform, in all material respects, the duties assigned to him or her by such Optionee's immediate supervisor or the Chairman or Board of Directors of the Company, which continues unremedied for a period of 15 days following the receipt by Optionee of a notice of such failure; (ii) the commission by the Optionee of a felony, or of a misdemeanor involving moral turpitude; (iii) the breach of any duties of Optionee under any non-competition, confidentiality or trade secret or invention transfer or similar agreement entered into by the Optionee with the Company or by the Company with any of its clients or contained in any employment agreement between the Company and Optionee; (iv) the commission of an action or an omission to act on the part of the Optionee which subjects the Company to civil or criminal liability, and (v) any violation of any conflict of interest policy established by the Company that is not remedied within a period of 15 days following the receipt by Optionee of a notice of such violation.

         4. Exercise of Option. On or after the vesting of any portion of this Option in accordance with Sections 2 or 9 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested prior to such termination and which, pursuant to
Section 3 survives such termination, may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

               (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

               (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

               (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

               (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be and, if the Common Stock of the Company is registered under Section 12(b) or 12(g) under the Securities Act of 1934, as amended, at the time the Option is exercised, an agreement which obligates the Optionee to enter into a market stand-off agreement of the type set forth in Section 6 of the form of Stockholders' Agreement attached hereto as Exhibit B.

               (e) a Stockholders' Agreement in substantially the form of Exhibit B hereto unless, at the time of such exercise, the Common Stock of the Company is registered under Section 12(b) or 12(g) under the Securities Act of 1934, as amended.

         5. Death of Optionee; No Assignment. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

         6. Representations and Warranties of Optionee.

               (a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

               (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Securities Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer.

Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

               (c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

         7. Restrictive Legends.

               (a) Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

               (b) In addition, all stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

               "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 5,1999. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF THAT STOCKHOLDERS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON ANY PERMITTED TRANSFEREES OF THESE SHARES." IN ADDITION, ANY TRANSFER OR PURPORTED TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE, IN VIOLATION OF THE STOCKHOLDERS AGREEMENT, SHALL BE NULL AND VOID AND INEFFECTIVE TO TRANSFER OR CONVEY ANY RIGHT, TITLE OR INTEREST IN OR TO THE SHARES.

         8. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

         9. Change in Control. In the event of a Change in Control (as defined in Section 2.4 of the Plan) of the Company, (i) the vesting of this Option pursuant to Section 2 above shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) the Administrator in its discretion may take one or more of the actions described in Paragraphs 8.1(a) to 8.1(d), inclusive, of the Plan. If the Administrator does not take any of those actions, this Option shall terminate upon the consummation of the Change in Control. The Administrator shall cause written notice of the proposed transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction, provided, however, that any delay beyond such time period in the giving of, or the failure to give, such notice shall not entitle any person or entity, including any Optionee or Participant, to obtain a delay in the effective date or to invalidate or adversely affect the validity of any such Change in Control.

         10. No Employment Contract Created. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, except as and to the extent otherwise provided in any employment agreement that may exist between the Company or any of its subsidiaries, on the one hand, and the Optionee, on the other hand.

         11. Rights as Shareholder. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

         12. Interpretation and Entire Agreement.

               (a) This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

               (b) This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject-matter of this Agreement and supersedes any other prior or contemporaneous agreements (either written or oral) between the parties relating to the grant of the Option contemplated by this Agreement.

         13. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attn: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the Company's employment or stock records.

         14. Annual and Other Periodic Reports. During the term of this Agreement, the Company will furnish to the Optionee copies of all annual and other periodic financial and informational reports that the Company distributes generally to its shareholders; provided, however, that nothing herein shall require the Company to furnish copies of any reports to the Optionee that it does not furnished generally to its shareholders.

         15. Governing Law. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware.

         16. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

         18. California Corporate Securities Law. The sale of the shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

         19. Entire Agreement. This Agreement, the Exhibits attached hereto and the Plan, contain all of the agreements of the parties with respect to the subject matter of this Agreement and supersede all agreements and understandings (whether written or oral) between the parties relating to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COLLECTORS UNIVERSE, INC.                    "OPTIONEE"



By:
   -------------------------------           -----------------------------------
                                             (Signature)



                                             -----------------------------------
                                             (Type or print name)